                            ARTICLES OF INCORPORATION

                                       OF

                               PUREZZA GROUP, INC.

The undersigned subscriber to these Articles of Incorporation, a natural person competent to make contracts, does hereby form a corporation under the laws of the State of Florida.

                                    ARTICLE I
         The name of this Corporation is PUREZZA GROUP, INC.

                                   ARTICLE II
         This Corporation is formed for the purpose of engaging in any lawful activity or business  permitted  under the laws of the United States of America, the State of Florida, or any other state or country, more specifically to engage in the business of marketing water purification products.

                                   ARTICLE III
         The aggregate number of shares which this Corporation shall have the authority to issue shall be 100,000,000 shares of $.001 par value. The consideration to be paid for each share shall be fixed by this Corporation.

                                   ARTICLE IV
         The amount of capital with which this Corporation will begin business is Ten Thousand Dollars ($10,000.00).

                                    ARTICLE V
         This Corporation is to exist perpetually.

                                   ARTICLE VI
         No officers, directors or shareholders shall be personally liable for any debts of this Corporation.

                                   ARTICLE VII
         The street address of the initial principal office is: 5100 N. Federal
Highway, Suite 409, Ft. Lauderdale, FL 33308 and the name of its initial registered agent is Larry Legel.

                                  ARTICLE VIII
         The number of directors constituting the initial Board of Directors of this Corporation is (1). The name and street address of the initial director of this Corporation is:
         (1)      Larry Legel      5100 N. Federal Highway, #409
                                   Ft. Lauderdale, FL  33308

         The initial director may serve from time to time and may, by resolution, fix the number constituting the Board of Directors and may also name persons to fill vacancies on the Board of Directors created by an increase in the number of directors which occurs between annual meetings. The number of directors of this Corporation shall be not less than one (1).

                                   ARTICLE IX
         The name and street address of the subscriber to these Articles of
Incorporation, together with the number of shares of stock and value of consideration therefore are as follows:
                                            SHARES     CONSIDERATION
                                            ------     -------------
(1)      Larry Legel, Trustee               10,000        $10,000
         5100 N. Federal Highway
         Suite 409
         Ft. Lauderdale, FL  33308

                                    ARTICLE X
         The date when corporate existence shall commence shall be upon the filing of these Articles of Incorporation by the Department of State, State of
Florida.

                                   ARTICLE XI
         This corporation, and the parties hereto, shall take whatever action necessary to cause the shares of this Corporation to qualify as "Section 1244
Stock", as such term is used and defined in the Internal Revenue Code of 1986 and the Regulations issued thereunder.

                                   ARTICLE XII
         Anything to the contrary contained in these Articles of Incorporation notwithstanding, if the shareholders of this Corporation shall so elect, they may exercise all powers and conduct the business and affairs of this Corporation in lieu of the Board of Directors.

                                  ARTICLE XIII
         The directors of this corporation need not be residents of the State of
Florida, unless otherwise provided in the Articles or By-Laws of the
Corporation.

         The shareholders of this corporation shall have exclusive authority to fix the compensation of the directors of this corporation, unless otherwise provided in the Articles or By-Laws.

                                   ARTICLE XIV
         Members of the Board of Directors may participate in special meetings or regular meetings of the Board of Directors by means of a conference telephone, as provided by law.

                                   ARTICLE XV
         This corporation, its shareholders, or any combination of this corporation and its shareholders, may enter into agreements limiting or restricting free transfers of shares of its capital stock. Any such agreements will be valid and enforceable among the parties to such agreements, and when the existence of such agreement is noted on the face or on the back of the certificates representing any such shares, such agreements will be binding and enforceable upon any transferee or successor of any party to such agreement.

                                   ARTICLE XVI
         These Articles of Incorporation may be amended in the manner provided in the By-Laws and may be amended at any regular or special shareholders meeting called for such purpose upon a majority affirmative vote of all the shareholders entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned does hereby affix his hand for the purpose of forming this corporation this _____ day of _________________, 2001.

                                               ----------------------------
                                               Larry Legel, Trustee

STATE OF FLORIDA  )
                                    )SS:
COUNTY OF BROWARD )

         BEFORE ME, a notary public authorized to take acknowledgements in the
State and County set forth above, personally appeared LARRY LEGEL, known to me and known by me to be the person who executed the foregoing Articles of
Incorporation, and he acknowledged before me that he executed those Articles of
Incorporation, and he proved his identity by driver's license.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal, in the State and County aforesaid, this _____ day of ______________, 2001.

                                                     ------------------------
                                                     Notary Public
                                                     State of Florida at Large

MY COMMISSION EXPIRES:

              CERTIFICATE DESIGNATING PLACE OF BUSINESS OF DOMICILE
                    FOR THE SERVICE OF PROCESS WITHIN FLORIDA
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

         In compliance with Section 48.091, Florida Statutes, the following is submitted:

         First - That PUREZZA GROUP, INC. desiring to organize or qualify  under the laws of the State of Florida with its principal place of business at Ft.
Lauderdale, State of Florida, has named Larry Legel located at:

                       5100 N. Federal Highway, Suite 409
                            Ft. Lauderdale, FL 33308

as its agent to accept service of process within Florida.
                                            Signature: ______________________
                                            Title:     Larry Legel, Trustee

                                            Date:      ______________________
         Having been named to accept service of process for the above stated
corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.
                                            Signature: _______________________
                                                       Larry Legel,
                                                       Resident Agent

                                            Date:     _______________________